Exhibit 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
April 14, 2008

CONTACTS:
JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232 marc.rowland@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2008 FIRST
QUARTER FINANCIAL AND OPERATIONAL RESULTS RELEASE
DATE AND REVISED CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, April 14, 2008 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2008 first quarter financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday, May 1, 2008.

The company has revised the scheduled time for a conference call to discuss the release.  The conference call is now scheduled for Friday morning, May 2, 2008 at 11:00 am EDT as compared to a previously scheduled time of 9 am EDT.  The telephone number to access the conference call is 913-312-1419 or toll-free 800-776-0420.  The passcode for the call is 2125846.  We encourage those who would like to participate in the call to place calls between 10:50 and 11:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 2:00 pm EDT on May 2, 2008 and will run through midnight Friday, May 16, 2008.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 2125846.

The conference call will also be webcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chk.com and selecting the “News & Events” section. The webcast of the conference call will be available on the company’s website indefinitely.

Chesapeake Energy Corporation is the largest independent and third-largest overall producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Fort Worth Barnett Shale, Fayetteville Shale, Haynesville Shale, Mid-Continent, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and Ark-La-Tex regions of the U.S.  Chesapeake’s Internet address is www.chk.com